AMERICAN FIDELITY DUAL STRATEGY FUND, INC.
MINUTES OF SPECIAL MEETING OF SHAREHOLDERS
April 20, 2010
__________________________________________

	A Special Meeting of Shareholders of American Fidelity Dual Strategy Fund, Inc. (the 'Fund') was held at 2000 Classen Boulevard, Oklahoma City, Oklahoma on April 20, 2010 at 10:00 a.m.

CALL TO ORDER

The meeting was called to order by Mr. David Carpenter, Chairman

INTRODUCTIONS

Mr. Carpenter introduced himself and the other persons who were present, which were:

Mr. Dan Junkin			Consultant
				Asset Services Company

Mr. David M. Robinson		Legal Department/Compliance
				American Fidelity Corporation

Ms. Nancy Steeber		Annuity Services Department
				American Fidelity Assurance Company

Ms. Jennifer Wheeler		Attorney
				McAfee & Taft

Ms. Shirley Williams		FMS Division
				American Fidelity Assurance Company

DETERMINATION OF QUORUM

At the request of Mr. Carpenter, Ms. Steeber confirmed that a quorum was present.
American Fidelity Assurance Company, on behalf of American Fidelity Separate Accounts A, B and C, represented 100% of the units of the Fund that were issued and outstanding on January 27, 2010 (the
'Record Date').  All of the beneficial owners of the Fund's units
(the 'Participants') that were issued and outstanding as of the Record Date were given an opportunity to vote by proxy or in person on the issues presented at the special meeting.

PRESENTATION OF NOTICE OF MEETING

Ms. Steeber presented a copy of the Notice of Special Meeting and confirmed that the Notice was mailed to each Participant at the address as it appeared on the books as of the Record Date.

REPORT ON RESULTS OF SHAREHOLDER VOTE

Ms. Steeber reported that, based on instructions received from Participants who owned units on the Record Date, the results are as follows:

(1)New Sub-Advisory Agreement
   Votes for:		6,730,966.912 (85.11%)
   Votes against:	578,905.860 (7.32%)
   Votes abstained:	598,677.236 (7.57%)

(2)Manager of Managers Structure
   Votes for:	755,306.361 (77.16%)
   Votes against:	146,266.433 (14.94%)
   Votes abstained:	77,309.651 (7.90%)

OTHER BUSINESS

There were no other matters presented for discussion.

REVIEW OF FUND PARTICIPATION

Ms. Steeber presented a report on current participation levels in the Fund as an investment option in each of the Separate Accounts.

MARKET REVIEW AND OUTLOOK
Mr. Junkin presented a market review and commented generally on current market conditions.

PARTICPANT QUESTION AND ANSWER PERIOD

There were no questions raised.

ADJOURNMENT

There being no further business to transact, the meeting was adjourned.



______________________
David Carpenter
Chairman and Secretary